REGISTER OF ACTIONS
CASE NO. A-20-816259-B

Custodian Ventures, LLC, Plaintiff(s) vs. Health Revenue Assurance Holdings, Inc, Defendant(s)

Case Type:	**NRS Chapters 78-89**
Date Filed:	**06/09/2020**
Location:	**Department 16**
Cross-Reference Case Number:	**A816259**

PARTY INFORMATION

		Lead Attorneys
Defendant	**Health Revenue Assurance Holdings, Inc**	
Plaintiff	**Custodian Ventures, LLC**	**Peter L. Chasey** *Retained* 7022330393(W)

EVENTS & ORDERS OF THE COURT

07/14/2020 **Motion** (9:00 AM) (Judicial Officer Williams, Timothy C.)
Motion for Appointment of Custodian

Minutes
07/14/2020 9:00 AM
- Mr. Chasey present telephonically. Matter submitted. COURT ORDERED, Motion for Appointment of Custodian GRANTED. Court directed Mr. Chasey to prepare the order. Proposed order(s) to be submitted electronically to DC16Inbox@clarkcountycourts.us.

Parties Present
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